UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2013

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

    As discussed in Item 5.02 below, Dr. Patrick Mooney’s employment as Chief Executive Officer and President of Echo Therapeutics, Inc. (the “Company”) terminated effective as of September 27, 2013. Accordingly, the Employment Agreement by and between the Company and Dr. Mooney dated September 14, 2007 (the “Employment Agreement”) was terminated as of September 27, 2013.  Neither Dr. Mooney’s termination nor the termination of the Employment Agreement result in any severance payments or severance benefits.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

    On October 3, 2013, the Company announced that it had made staff reductions comprising approximately 33% of the Company's workforce.  Affected employees were notified on September 30, 2013.

    Conditioned on the execution of a release of potential claims, all employees whose employment was terminated, as part of the workforce reduction, were offered severance pay.

    The Company estimates that a one-time severance charge related to the workforce reduction of up to approximately $91,000 will be recorded in the third quarter of 2013. The Company does not anticipate that there will be any further material future cash expenditure associated with the workforce reduction.  The estimated savings and costs noted above are subject to a number of assumptions. Actual results and experience may differ materially as a result of various important factors, including the risks and uncertainties described under the heading "Forward-Looking Statements" in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated by reference herein. The Company may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On September 28, 2013, Patrick T. Mooney, M.D.’s employment as Chief Executive Officer and President terminated effective as of September 27, 2013.  Dr. Mooney remains a member of the Company’s Board of Directors.  The information set forth in Item 1.02 above is incorporated herein by reference.

    As previously announced on August 26, 2013, Robert F. Doman currently serves as Executive Chairman and Interim Chief Executive Officer.

    On October 3, 2013, the Company and Mr. Doman entered into an amendment to the Consulting Agreement between the Company and Mr. Doman dated August 26, 2013, pursuant to which Mr. Doman serves as the Company’s Executive Chairman and Interim Chief Executive Officer (the “Amendment”).  The Amendment, which is effective as of August 26, 2013, reduced Mr. Doman’s compensation for services provided to the Company under the Consulting Agreement (the “Services”) from a fee of $2,500 per day to a fee equal to $8,000 per calendar week.  While the Company previously anticipated that Mr. Doman would provide Services to the Company four days per week, the Company now anticipates that Mr. Doman will provide Services on a full-time basis.

Item 8.01.   Other Events.

    On October 3, 2013, the Company issued a corporate update regarding Company activities, expected near-term achievements and comments on recent events.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.   Financial Statements and Exhibits.

    The Exhibit 99.1 Press Release issued by the Company on October 3, 2013 listed in the Exhibit Index immediately preceding such Exhibit is filed with or incorporated by reference in this report.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: October 3, 2013	By: /s/ Robert F. Doman
Robert F. Doman
Executive Chairman and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on October 3, 2013.